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                                                                    Exhibit 21.1

                            COLORADO MEDTECH, INC.

                    Subsidiaries of Colorado MEDtech, Inc.

1.   CMED Catheter and Disposables Technology, Inc., a Minnesota corporation.

2.   BioMed Y2K, Inc., a Colorado corporation.

3.   CIVCO Medical Instruments Co., Inc., an Iowa corporation.